                                                                    EXHIBIT 99.1

PRESS RELEASE

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SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
THURSDAY, OCTOBER 17, 2002

CONTACT:    MARGARET K. DORMAN
            CHIEF FINANCIAL OFFICER
            (281) 443-3370



                            SMITH INTERNATIONAL, INC.
                         ANNOUNCES THIRD QUARTER RESULTS

     HOUSTON, Texas (October 17, 2002)... Smith International, Inc. (NYSE: SII) today announced financial results for the third quarter of 2002, reporting net income of $19.8 million, or 20 cents per share, on revenues of $777.2 million. In the comparable prior year period, when worldwide drilling activity averaged 21 percent higher, the Company reported net earnings of $42.1 million, or 42 cents per share, on revenues of $909.7 million. The prior year results include the impact of goodwill amortization that, if eliminated in accordance with the current accounting standard, would have resulted in earnings of 44 cents per share on a diluted basis. The prior year's earnings per share amounts have also been adjusted for a two-for-one stock split which occurred July 8, 2002.

     The 15 percent revenue decline from the prior year period relates to lower North American exploration and production spending and, to a lesser extent, the impact of tropical weather disturbances in the U.S. Gulf. Revenues for the Company's oilfield segment operations fell 10 percent from the prior year quarter, impacted by a decline in the number of North American land-based drilling programs and reduced activity levels in the revenue-intensive U.S. offshore market. Revenues for the distribution segment were 23 percent below the prior year period, reflecting its significant exposure to the North American upstream energy market.

     For the nine months ended September 30, 2002, the Company reported net income of $75.4 million, or 75 cents per share on a diluted basis, on revenues of $2.4 billion. In the comparable period of the prior year, earnings were $114.0 million, or $1.13 per share on a diluted basis, on revenues of $2.6 billion. The majority of the revenue decline related to the reduction in natural gas-directed drilling in North America, which fell 29 percent between the comparable periods, impacting demand for the Company's products and services.

     M-I's revenues totaled $376.8 million, nine percent below the amounts reported in the prior year period and six percent lower than the June 2002 quarter. Incremental revenues from acquisitions, including the Madison transaction completed in October 2001, partially offset the reported revenue decline. Excluding the impact of acquisitions, joint venture revenues were 14 percent below the prior year period. The base revenue decline was reported in the United States, driven by a 22 percent reduction in the number of offshore drilling projects versus the prior year period. Lower drilling activity in the U.S. Gulf impacted sales of premium drilling fluids, which have higher revenue volumes in offshore drilling environments. On a sequential quarter basis, reduced U.S. offshore drilling by major oil companies and the impact of Tropical Storm Isidore, which curtailed drilling and producing activities in September, accounted for the revenue decline.

     Smith Bits reported revenues of $78.9 million, a decrease of 25 percent from the prior year quarter. Lower revenues resulting from contribution of the mining bit operations to an unconsolidated joint venture in 2001, were primarily offset by the impact of current year acquisitions. The majority of the base revenue reduction resulted from lower sales of three-cone drill bits in the United States and Canada, due to the 29 percent decline in North American drilling activity period-to-period. To a lesser extent, reduced customer spending in certain Latin American markets and a decline in Eastern Hemisphere export orders contributed to the reported revenue variance. Revenues increased two percent from the second quarter of 2002, with incremental revenues from the Sii-Neyrfor transaction accounting for the reported growth.

     Smith Services' revenues totaled $101.4 million, three percent lower on both a year-over-year and sequential quarter basis. Excluding the impact of acquisitions, revenues declined 16 percent from the prior year period. The period-to-period base revenue reduction was concentrated in the Western Hemisphere attributable to the impact of lower activity levels on sales of drilling-related products and services, including drill pipe and inspection services. On a sequential quarter basis, the revenue decline was primarily related to lower demand for tubular products in the U.S. market.

     Wilson reported revenues of $220.2 million, 23 percent below the third quarter of 2001. Over three-quarters of the revenue decline related to lower sales in Wilson's energy branch operations, attributable to the reduced level of North American drilling and completion activity. Wilson's energy branch sales declined 29 percent from the prior year quarter, comparable to the reduction in North American drilling activity between the corresponding periods. Lower spending levels in the refining and petrochemical markets also contributed to the reported revenue decline. On a sequential quarter basis, Wilson's revenues increased slightly, primarily influenced by the improvement in North American activity levels.

     Commenting on the results, Chairman and CEO Doug Rock stated, "Our third quarter results reflect the reduction in North American drilling activity, influenced by lower spending in the U.S. offshore market. Oil and gas operators' current resistance towards increased oil and gas drilling is a function of high commodity price volatility. As exploration and production companies become more comfortable with the sustainability of natural gas prices, North American activity levels will rebound."

     Loren Carroll, Executive Vice President, also noted that, "Our focus on reducing working capital and capital spending levels resulted in generating a significant amount of free cash during the quarter. Operating cash flow, reduced for net capital spending, totaled more than $80 million in the third quarter, enabling Smith to fund acquisitions while still reducing outstanding indebtedness."

     Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I, Smith Bits, Smith Services and Wilson.

     Financial highlights follow:
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                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                              Three Months Ended September 30,      Nine Months Ended September 30,
                                                   2002              2001               2002                2001
--------------------------------------------------------------------------------------------------------------------
Revenues                                        $  777,232        $  909,682        $  2,405,647        $  2,647,382
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Costs and expenses:
   Costs of revenues                               559,507           636,626           1,710,165           1,869,301
   Selling expenses                                128,265           132,735             387,077             384,452
   General and administrative expenses              34,517            36,574             105,134             105,176
   Goodwill amortization                                --             3,966                  --              11,738
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        Total costs and expenses                   722,289           809,901           2,202,376           2,370,667
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Operating income                                    54,943            99,781             203,271             276,715

Interest expense, net                                9,299            10,653              29,207              31,734
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Income before income taxes
  and minority interests                            45,644            89,128             174,064             244,981

Income tax provision                                14,542            28,941              53,493              79,833
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Income before minority interests                    31,102            60,187             120,571             165,148

Minority interests                                  11,312            18,121              45,129              51,182
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Net income                                      $   19,790        $   42,066        $     75,442        $    113,966
====================================================================================================================

Earnings per share:
   Basic                                        $     0.20        $     0.42        $       0.76        $       1.14
====================================================================================================================
   Diluted                                      $     0.20        $     0.42        $       0.75        $       1.13
====================================================================================================================
   Diluted, excluding impact of
     goodwill amortization                      $     0.20        $     0.44        $       0.75        $       1.20
====================================================================================================================

Weighted average shares outstanding:
   Basic                                            99,002            99,662              98,929              99,724
====================================================================================================================
   Diluted                                         100,069           100,420             100,068             100,800
====================================================================================================================

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                           SMITH INTERNATIONAL, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                         September 30,          December 31,
                                                             2002                   2001
--------------------------------------------------------------------------------------------
                                                          (Unaudited)
Current Assets:
   Cash and cash equivalents                             $      62,860          $     44,683
   Receivables, net                                            651,942               752,165
   Inventories                                                 634,224               653,151
   Other current assets                                         74,051                73,032
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     Total current assets                                    1,423,077             1,523,031
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Property, Plant and Equipment, net                             498,413               488,497

Goodwill, net                                                  594,362               574,550

Other Assets                                                   175,168               149,750
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     Total Assets                                        $   2,691,020          $  2,735,828
============================================================================================

Current Liabilities:
   Short-term borrowings                                 $      58,509          $    148,693
   Accounts payable                                            235,475               284,502
   Other current liabilities                                   190,504               232,809
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     Total current liabilities                                 484,488               666,004
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Long-Term Debt                                                 553,919               538,842

Other Long-Term Liabilities                                    108,407                91,531

Minority Interests                                             502,227               490,292

Stockholders' Equity                                         1,041,979               949,159
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     Total Liabilities and Stockholders' Equity          $   2,691,020          $  2,735,828
============================================================================================

                            SMITH INTERNATIONAL, INC.
                               SUPPLEMENTARY DATA
                                 (In thousands)
                                   (Unaudited)


                                                Three Months Ended September 30,    Nine Months Ended September 30,
-------------------------------------------------------------------------------------------------------------------
                                                     2002             2001              2002               2001
-------------------------------------------------------------------------------------------------------------------
Revenues:
    M-I                                           $  376,785       $  412,364       $  1,175,083       $  1,197,036
    Smith Bits                                        78,853          105,135            245,477            309,617
    Smith Services                                   101,395          104,704            313,001            282,526
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        Oilfield Products and Services               557,033          622,203          1,733,561          1,789,179
    Distribution                                     220,199          287,479            672,086            858,203
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           Total                                  $  777,232       $  909,682       $  2,405,647       $  2,647,382
===================================================================================================================

Operating Income:
    Oilfield Products and Services                $   57,268       $   93,975       $    209,583       $    260,217
    Distribution                                        (705)           7,344             (1,518)            21,028
    General corporate                                 (1,620)          (1,538)            (4,794)            (4,530)
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           Total                                  $   54,943       $   99,781       $    203,271       $    276,715
===================================================================================================================

Other Data:
    Depreciation and amortization                 $   22,714       $   23,171       $     65,914       $     68,108
===================================================================================================================
    Capital spending (a)                          $   17,544       $   31,493       $     68,174       $     88,313
===================================================================================================================
    EBIT excluding minority interests (b)         $   40,013       $   77,777       $    147,862       $    213,928
===================================================================================================================
    EBITDA excluding minority interests (b)       $   58,023       $   96,071       $    200,056       $    267,636
===================================================================================================================

          NOTE (a):
          Capital spending is reported gross and not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. Net capital spending was approximately $53.3 million and $73.5 million for the nine months ended September 30, 2002 and 2001, respectively.

          NOTE (b):
          "Earnings before interest and taxes (EBIT) excluding minority interests" and "Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding minority interests" represent the amount of EBIT and EBITDA earned by the Company after reduction for the portion of the respective amounts allocable to the minority interest partners.